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                                                                     EXHIBIT 5.1

                    OPINION OF DUANE, MORRIS & HECKSCHER LLP


                                  July 26, 2000


Sunrise Technologies International, Inc.
3400 West Warren Avenue
Fremont, California 94538

Ladies and Gentlemen:

     We have acted as special counsel for Sunrise Technologies International, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which the Company is filing under the Securities Act of 1933, as amended (the "Act") with respect to 842,500 shares (the "Shares") of the Company's common stock (the "Common Stock"), which may be disposed of from time to time by the selling securityholders (the "Selling Securityholders") named therein.

     In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied solely upon the following documents (collectively, the "Documents"): the Registration Statement; the Company's Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware; the Company's Bylaws; certain minutes of the meetings of the Company's Board of Directors and stockholders; the agreements and forms of warrants between the Company and Bruce J. Sand, Edward Vincent King, Jr. and the David A. Brewer Trust, respectively, that are filed as exhibits to the Registration Statement and such Company records, certificates and other documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. We would call your attention to the fact that Eric M. Fogel, a partner of this law firm, also acts as the Secretary of the Company and certain of our firm's partners, including Mr. Fogel, own shares of the Company's Common Stock.

     Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized, and when the Registration Statement becomes effective under the Act and upon the due execution, counter signature and delivery of certificates representing the shares of Common Stock, and upon the exercise of the applicable warrants in accordance with their

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respective terms, the Common Stock will be validly issued, fully paid and non-assessable.

     Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited only to matters which have been specifically referred to us. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

     This opinion is solely for the information of the addressee hereof and the purchasers of the Shares, and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without a prior written consent. Other than the addressee, the purchasers of the Common Stock and ChaseMellon Shareholder Services, L.L.C., no one is entitled to rely on this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                        Very truly yours,

                                        /s/ Duane, Morris & Heckscher LLP
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                                        DUANE, MORRIS & HECKSCHER LLP